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                                                                   Exhibit 5.1
                                HOGAN & HARTSON L.L.P.
                                   Columbia Square
                             555 Thirteenth Street, N.W.
                             Washington, D.C.  20004-1109
                                 (tel.) 202-637-5600
                                  (fax) 202-637-5910




                                   October 8, 1996


Board of Trustees
Colonial Properties Trust
2101 Sixth Avenue North
Suite 750
Birmingham, Alabama  35203

Ladies and Gentlemen:

    We are acting as counsel to Colonial Properties Trust, an Alabama real estate investment trust (the "COMPANY"), in connection with its registration statement on Form S-3, as amended (SEC File No. 33-91070) (the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission relating to the proposed public offering of up to 600,000 common shares of beneficial interest, par value $.01 per share, of the Company, (the "COMMON SHARES") issuable in connection with the Company's Dividend Reinvestment and Share Purchase Plan (the "PLAN"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

    For purposes of this opinion letter, we have examined copies of the following documents:

    1.   An executed copy of the Registration Statement.

    2. A copy of the Plan, as certified by an Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect.

    3. The Declaration of Trust of the Company, as certified by the Secretary of the State of State of Alabama on October 8, 1996

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and by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

    4. The Bylaws of the Company, as certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

    5. Resolutions of the Board of Trustees of the Company adopted on October 27, 1994, April 25, 1995 and April 25, 1996, as certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the adoption of the Plan, the amendment of the Plan and the authorization of the issuance of the Common Shares under the Plan.

    We have not, except as specifically identified above, made any independent review or investigation of factual or other matters, including the organization, existence, good standing, assets, business or affairs of the Company. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed the accuracy, completeness and authenticity of the foregoing certifications (of public officials, governmental agencies and departments, and corporate officers) and statements of fact, on which we are relying, and have made no independent investigations thereof. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

    This opinion letter is based as to matters of law solely on the Alabama Real Estate Investment Trust Act of 1995. We express no opinion herein as to any other laws, statutes, regulations, or ordinances. In rendering this opinion letter, we are relying with your approval (without any independent verification or investigation) upon an opinion letter of Sirote & Permutt, P.C., special counsel to the Company in the State of Alabama, addressed to you and of even date herewith, with respect to the matters addressed therein.

    Based upon, subject to and limited by the foregoing, we are of the opinion that the Common Shares, when issued and delivered in the manner and on the terms described in the Registration Statement and the Plan, will be validly issued, fully paid and nonassessable.

    We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been

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prepared solely for your use in connection with the filing of the
Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

    We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                            Very truly yours,

                                            /s/ Hogan & Hartson L.L.P.

                                            HOGAN & HARTSON L.L.P.